SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                        FORM 8-K

                   Current Report Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934



                                   December 29, 1997
                    Date of Report (Date of earliest event reported)



                             WHITE CLOUD EXPLORATION, INC.
                 (Exact name of registrant as specified in its charter)


             Utah                     0114244             84-0959153
             (State or other          (Commission         (IRS Employer
             jurisdiction of          File Number)        Identification No.)
             incorporation)


                         116 Stanyan, San Francisco, California 94118
                     (Address of principal executive offices)  (Zip Code)


            (Registrant's telephone number, including area code):  415/387-3135






                       Item 1.  Changes in Control of Registrant.

                       Pursuant to a Stock and Asset Contribution
             Agreement (the "Watchout Agreement"), and as described in
             Item 2, effective as of December 29, 1997, the shareholders of Watchout!, a California corporation ("Watchout"), received from White Cloud Exploration, Inc., a Utah corporation ("Registrant"), 11,296,300 newly-issued shares of Registrant's Common Stock in exchange for 100% of the outstanding shares of Watchout (the "Watchout Acquisition"). The 11,296,300 shares represent approximately 74% of the outstanding shares of the Common Stock of Registrant on a fully-diluted basis. Prior to the closing of the Watchout Acquisition, Watchout was controlled by Robert Galoob and David Galoob.

                       Pursuant to a LLC Interest and Asset Contribution
             Agreement (the "Goldpoint Agreement," and together with the Watchout Agreement, the "Agreements"), the members (i.e., equity holders) of Goldpoint International, LLC, a Delaware limited liability company ("Goldpoint"), effective as of December 29, 1997, contemporaneously with the closing of the Watchout Acquisition, received from Registrant 2,140,000 newly-issued shares of Registrant's Common Stock in exchange for 100% of the membership interests in Goldpoint (the "Goldpoint Acquisition," and together with the Watchout Acquisition, the "Acquisitions"). The 2,140,000 shares represent approximately 14% of the outstanding shares of Common Stock of Registrant on a fully-diluted basis. Prior to the closing of the Goldpoint Acquisition, Goldpoint was controlled by Mr. Stephen J. Petre.

                       As of the closing of the Acquisitions, the
             following persons will own more than 5% of Registrant's outstanding Common Stock (on a fully diluted basis):

                       David Galoob:            4,327,268 shares (28.3%)
                       Robert Galoob:           2,596,378 shares (17.0%)
                       Mark Hollo:              1,819,963 shares (12.0%)
                       Arch Angel
                       Holding Company, LLC:    1,580,000 shares (10.3%)
                       William C. Meier:        1,022,213 shares (6.7%)
                       Martin Sands:              909,981 shares (5.9%)
                       Steven Sands:              909,981 shares (5.9%)

                       Martin Sands and Steven Sands are executive
             officers, and Mark Hollo is a managing director of, Sands Brothers & Co., Ltd. (see Item 2; BACKGROUND--Selling Agreement). Shares held by Messrs. Martin and Steven Sands and Mr. Hollo are subject to forfeiture under certain circumstances. Mr. Hollo and Sands Brothers & Co., Ltd. each also hold Warrants to purchase 25,000 shares of Registrant's



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             common stock at $.01 per share.  These Warrants were issued in connection with the Larkin and Watchout-Goldpoint Partners, L.P. loans described in Item 2; BACKGROUND--Bridge Financing. The shares held in the name of Arch Angel Holding Company are beneficially owned by Stephen J. Petre (see above). Of the 1,022,213 shares listed above as owned by William C. Meier, 772,213 are held in the name of WCM Investments, the beneficially owner of which is Mr. Meier (see below).

                       Prior to the closing of the Acquisitions, White
             Cloud was controlled by William C. Meier through his beneficial ownership of WCM Investments, Inc., a Texas corporation ("WCM Investments"). WCM Investments obtained control of Registrant by purchasing on April 17, 1997, 5,010,750 (pre-reverse stock split) shares of Registrant's Common Stock from Joanna Branch, Inc., Ronsdon, P.L.C., and Canyon Peak, Inc. (collectively, "Sellers") for $10,000 in cash, a $15,000 promissory note, and a $85,000 promissory note. On May 14, 1997, WCM Investments purchased from Registrant 7,500,000 (pre-reverse stock split) newly-issued shares of Registrant's Common Stock for $7,500 in cash. The 12,510,750 shares were automatically converted into 72,213 pursuant to a 173.25 to 1 reverse stock split of Registrant's Common Stock and represented 72.2% of the shares of Common Stock of Registrant outstanding immediately prior to the closing of the Acquisitions.

                       The Sellers acquired control of Registrant pursuant
             to a Purchase Agreement dated October 10, 1996, pursuant to which Sellers purchased from CSI, Inc. (which previously controlled Registrant), for $25,000 cash, 4,900,000 (pre-reverse stock split) shares of Registrant's Common Stock, representing approximately 50% of the then outstanding shares of Registrant's Common Stock.

                       Effective as of December 29, 1997, pursuant to the
             Agreements, and contemporaneously with the consummation of the Acquisitions, Robert Galoob and David Galoob accepted appointments as directors of Registrant from the prior directors of Registrant, each of whom resigned as directors.


                       Item 2.  Acquisition or Disposition of Assets.

                       The Watchout Agreement was entered into effective
             May 30, 1997, and the Watchout Acquisition consummated pursuant thereto effective as of December 29, 1997. Pursuant to the Watchout Agreement, the shareholders of Watchout contributed to Registrant 251,354 shares of Watchout's common stock for an aggregate consideration of 11,296,300 shares of Registrant's Common Stock. The number of shares of



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             Registrant's Common Stock issued pursuant to the Watchout
             Agreement was determined by reference to the proportionate post-Acquisition equity ownership of Registrant negotiated by the pre-Acquisition Watchout shareholders, Goldpoint members and Registrant shareholders.

                       As a result of the Watchout Acquisition, Registrant
             owns 100% of the issued and outstanding shares of Watchout. Watchout designs, develops and intends to market worldwide watches and other consumer goods utilizing proprietary colored liquid crystal display technology.

                       The Goldpoint Agreement was entered into
             contemporaneously with the Watchout Agreement and the Goldpoint Acquisition was consummated contemporaneously with the consummation of the Watchout Acquisition. Pursuant to the Goldpoint Agreement, the members of Goldpoint contributed to Registrant an aggregate of 100% of the equity interests in Goldpoint for an aggregate consideration of 2,140,000 shares of Registrant's Common Stock. The number of shares of Registrant's Common Stock issued pursuant to the Goldpoint Agreement was determined by reference to the proportionate post-Acquisition equity ownership of Registrant negotiated by the pre-Acquisition Watchout shareholders, Goldpoint members and Registrant shareholders.

                       As a result of the Goldpoint Acquisition,
             Registrant owns 100% of the outstanding membership interests in Goldpoint. Goldpoint designs and markets fine writing instruments.

                       Pursuant to the Agreements, in the event that:
             (i) Watchout or Goldpoint does not provide the financial information necessary for Registrant to comply with its obligations to provide such information in connection with Registrant's filing obligations under the Securities Exchange Act of 1934, as amended, or (ii) the closing of the Private Placement (as defined below) does not occur, the holders of the majority of Registrant's Common Stock outstanding prior to the Acquisition, have the right but not the obligation to rescind the Watchout Acquisition and/or the Goldpoint Acquisition, as the case may be.

                       The descriptions contained herein of the Agreements
             and the Acquisitions are qualified in their entirety by reference to the Watchout Agreement, dated as of May 30, 1997, by and among Registrant, Watchout and the shareholders of Watchout, and the Goldpoint Agreement, dated as of May 30, 1997, by and among Registrant, Goldpoint and the members of Goldpoint, filed as Exhibits 7.2 and 7.1, respectively, to Registrant's Form 8-K dated September 24, 1997.




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             BACKGROUND

                  Selling Agreement

                       On February 5, 1997, Watchout and Sands Brothers &
             Co., Ltd. ("Sands Brothers") entered into a Selling Agreement pursuant to which Sands Brothers will act as placement agent in a private placement of $6,000,000 (at least $3,000,000 of which shall provide immediately available funds to the issuer at the closing of the private placement) of equity securities to be issued by an entity with shares registered under the Securities Exchange Act of 1934, as amended (the "Private Placement"). The Agreements were entered into and the Acquisitions consummated to facilitate the Private Placement.

                  Bridge Financing

                       Pursuant to agreements between Sands Brothers and
             Watchout, Sands Brothers agreed to arrange bridge financing for Watchout to use as working capital during the period between execution of the Agreements and consummation of the Private Placement. Pursuant to such agreements, Sands Brothers arranged the loans described below.

                       On September 3, 1997, Registrant issued Promissory
             Notes in the amounts of $50,000 to Raymond J. Larkin and $150,000 to Watchout-Goldpoint Partners, L.P., an entity which is not otherwise an affiliate of Registrant, Watchout! or Goldpoint. The loaned funds were then made available to Watchout and Goldpoint as working capital to fund their respective business operations until the Acquisitions and Private Placement are consummated. In connection with such loans, Mr. Larkin and Watchout-Goldpoint Partners, L.P., Sands Brothers and Mark Hollo were issued Warrants to purchase 75,000, 225,000, 25,000 and 25,000 shares of
             Registrant's Common Stock, respectively, at $.01 per share.

                       On September 19, 1997, Watchout issued Promissory
             Notes in the amounts of $166,000 and $84,000 to John Bader and Wayne E. Williams, respectively. The loaned funds were then made available to Watchout and Goldpoint to be used as working capital for their respective business operations. Robert Galoob and David Galoob have jointly and severally guaranteed $100,000 of the foregoing loans. Each of the foregoing Notes are secured by an Assignment of Contract Rights and related Security Agreement. Upon consummation of the Private Placement, Messrs. Bader and Williams are entitled to be issued Warrants to purchase 166,000 and 84,000 shares of Registrant's Common Stock, respectively, at $.10 per share.





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                       Item 7.  Financial Statements and Exhibits.

                  (a)  Financial Statements of Business Acquired.

                       As of the date of filing this Current Report on
             Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 29, 1997.

                  (b)  Pro Forma Financial Information.

                       As of the date of filing this Current Report on
             Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 29,1997.

                  (c)  Exhibits.

                       None.
































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                                       SIGNATURE

                       Pursuant to the requirements of the Securities
             Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WHITE CLOUD EXPLORATION, INC.
                                           (Registrant)



                                      /s/ Robert Galoob
                                      _____________________________
                                      Robert Galoob, President




             Dated:  January 7, 1998


































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